                    SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                SCHEDULE 14C INFORMATION
                    Proxy Statement Pursuant to Section 14(c) of the Securities
                Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission
    (only as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement
[ ]    Definitive Additional Materials

SIGA RESOURCES, INC.
                                        (Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                                            NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction: 0

(5)  Total fee paid: 0

[ ] Fee paid previously with Preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.

(3)  Filing Party:

Date Filed: January 21, 2008
[Missing Graphic Reference]

SIGA RESOURCES, INC.

8 Nairal Road, Ralwai, Suva, Fiji

Tel: (679) 338-6092

NOTICE OF WRITTEN RESOLUTION
                                            OF SHAREHOLDERS OF RECORD
                                                ON JANUARY 22, 2008

NOTICE IS HEREBY GIVEN that, on January 16, 2007, the management of Siga Resources, Inc., a Nevada corporation (the "Corporation"), solicited votes from selected shareholders of record (“Selected Shareholders”) as of January 16, 2008, to consider and act upon:

1.
The Directors' proposal and resolution to approve the forward split of the outstanding shares of the Corporation’s common stock on the basis of thirty-four (34) new shares for every one share outstanding held (‘35 for 1’) thereby increasing our issued shares of common stock from 1,251,000 shares to 43,785,000 shares; and

2.
The Directors' proposal and resolution to approve the amendment to our Articles of Incorporation to increase our authorized capital stock from Three Hundred Million (300,000,000) shares of Common Stock at $0.001 par value per share to Five Hundred Million (500,000,000) shares of Common Stock at $0.001 par value per share

The Selected Shareholders, who hold 750,000 shares of the total 1,251,000 issued and outstanding shares, approved the above motions in written resolutions. However, the Corporation’s management does not intend to take any corporate action to enact these resolutions until such time as it has fulfilled its obligations under the rules and regulations of the Securities and Exchange Commission. Therefore, management is sending this notice to you. Proxies are not being solicited as management has received sufficient votes to approve the above proposals and resolutions. The approximate date on which this Information Statement is being mailed to security holders is January 23, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                                ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ ARUN KUMAR Arun Kumar, President Suva, Fiji January 18, 2008

INFORMATION STATEMENT REGARDING CORPORATE ACTIONS APPROVED ON JANUARY 16, 2008

Written Resolutions of the Shareholders

This Information Statement is furnished in connection with written resolutions of a majority of the shareholders of the Corporation as of January16, 2008. This Information Statement is being sent to shareholders of record as of January 22, 2008. The cost of distributing this Information Statement will be borne by the Corporation. All of the Corporation’s common stock is held directly in each beneficial shareholder’s name and no shares are held in the name of any bank or brokerage house. Therefore, the mailing of this Information Statement will be made directly to each shareholder. The mailing address of the Corporation’s business offices is 8 Nairal Road, Ralwai, Suva, Fiji.

Shareholders Entitled To Vote

The record date for the determination of stockholders who are entitled to receive this information statement is January 22, 2008 (the “Record Date”). On that date 1,251,000 shares of the Corporation’s Common Stock were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the Record Date. The holders of a majority of the total shares of common stock outstanding on January 16, 2008 constituted a quorum for the transaction of business in the written resolutions. As management is not soliciting proxies, and has already obtained sufficient votes to obtain a quorum, abstentions will not be counted toward fulfillment of quorum requirements.

Voting On The Written Resolutions

The passing of the proposals required the affirmative vote of a majority of the shares of the Common Stock issued and outstanding on January 16, 2008. There were 1,251,000 shares of Common Stock issued and outstanding on that date (as well as the Record Date), 750,0000 of which (representing approximately 59.95% of the outstanding shares) voted in favor of both of the proposals.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the Corporation at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolutions.

No director of the Corporation has informed the Corporation in writing that he intends to oppose any action to be taken by the Corporation.

Proposals by Security Holders There are no proposals by any security holders.

Information on Matters Approved In Written Resolutions:

1. ‘35 for 1’ Forward Split of Common Stock

On January 16, 2008 our Board of Directors unanimously approved a resolution to forward split the issued and outstanding Common Stock of the Corporation on the basis of thirty-four (34) new shares for each one (1) share held such that our issued shares of common stock will increase from 1,251,000 issued shares to 43,785,000 issued shares (the “Forward Split”). The resolution to approve the Forward Split of our issued shares of common stock does not affect and will not affect the authorized capital of the Corporation, which will remain at Three Hundred Million (300,000,000) after giving affect to the Forward Split.

Also on January 16, 2008, and subsequent to our board of directors' unanimous approval of the proposal to affect the Forward Split, stockholder approval for the Forward Split was obtained by written consent of stockholders owning 750,000 shares of our common stock, which represented approximately 59.95% of our issued shares on the approval date (as well as the Record Date). Therefore, following the expiration of the twenty-day (20) period required by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, the Corporation will act on the resolution and give effect to the Forward Split. Consequently the Corporation expects to take all necessary corporate actions to affect the Forward Split on or about February 12, 2008.

2. Increase in Authorized Capital

On January 16, 2008 our Board of Directors unanimously approved the amendment to our Articles of Incorporation to increase our authorized capital from 300,000,000 shares of common stock with a par value of $0.001 to 500,000,000 shares of common stock with a par value of $0.001 per share. Subsequent to our board of directors' approval of the amendment, the holders of the majority of the outstanding shares of common stock of the Corporation provided their written consent to the amendment to our Articles of Incorporation on January 16, 2008. Therefore, following the expiration of the twenty day (20) period required by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, the Corporation will be in a position to file the Certificate of Amendment and thereby amend our Articles of Incorporation. The Certificate of Amendment will become effective when filed with the Nevada Secretary of State and our directors’ intend to make such filing promptly following the said twenty (20) day period. Consequently the Corporation expects to take all necessary corporate actions to affect the amendment to our Articles of Incorporation by increasing our authorized capital on or about February 12, 2008. The proposed Certificate of Amendment to our Articles of Incorporation is attached hereto as Schedule A.

Amendment To The Company’s Articles

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.001 par value. On January 16, 2008, the Board of Directors approved an amendment to our Articles or Incorporation to increase the amount of our authorized capital to 500,000,000 shares.

The purpose of increasing our authorized capital to 500,000,000 shares of common stock is to provide our company with the necessary flexibility to implement any potential future corporate plans. Our board of directors believes that it is in the best interests of our company to increase our authorized capital for such purposes.

We currently have 1,251,000 issued shares of common stock. As of the Record Date we had 1,251,000 shares issued and outstanding. Stockholder approval for the amendment to our Articles of Incorporation was obtained by written consent of stockholders owning 750,000 shares of our common stock on January 16, 2008, which represented approximately 59.95% of our outstanding shares of common stock on that date (and the Record Date).

Except as disclosed herein, we have no arrangements or understandings for the issuance of additional shares of common stock, although opportunities for acquisitions in equity financings could arise at any time. If in the future the Board of Directors deem it to be in the best interests of the Corporation and the stockholders to issue additional shares of common stock from our authorized capital, the Board of Directors do not intend to seek further authorization by stockholders, unless such authorization is otherwise required by law or regulations.

Dissenter’s Rights

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to either the Corporation's proposed amendment to its Articles of Incorporation or the Forward Split of its presently issued shares of common stock.

Interest of Certain Persons In Or Opposition To Matters To Be Acted Upon

None of the company's directors and officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon which is not shared by all other holders of the company's common stock. All members of the board of directors of the Corporation approved the proposals discussed above on January 16, 2008. To our knowledge, no director has advised that he intends to oppose the proposals and resolutions, as more particularly described herein. No security holder entitled to vote at a shareholders' meeting or by written consent has submitted to the company any proposal for consideration by the company or its board.

Householding

One information statement will be delivered to multiple stockholders sharing an address unless the Corporation receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Corporation will undertake to promptly deliver a separate copy of this information statement to the stockholder at the shared address to which a single copy of this information statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this information statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the company's offices at (679) 338- 6092 or by mail to the Corporation's address at 8 Nairal Road, Ralwai, Suva, Fiji, Attention: The President.

Additional Information

The Corporation files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The Corporation's filings are available through the Securities and Exchange Commission's website at the following address: http://www.sec.gov.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed by the undersigned hereunto authorized.

By Order of the Board of Directors,

/s/ ARUN KUMAR Arun Kumar, President Suva, Fiji January 16, 2008

                    SCHEDULE A

                                        CERTIFICATE OF AMENDMENT
                                        (Pursuant to NRS 78.385 and 78.390)

                        Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
                             (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:

Siga Resources, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The existing text of Article III is replaced by the following:

"The authorized amount of Capital Stock of the Corporation shall be Five Hundred Million (500,000,000) shares of Common Stock at $0.001 par value per share. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 59.95%.

4. Effective date of filing (optional):

5. Officer Signature (Required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.